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                                    EXHIBIT 5



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                          [REINHART/BOERNER/VAN DEUREN
                     NORRIS & RIESELBACH, S.C. LETTERHEAD]

April 14, 1997


Criticare Systems, Inc.
20925 Crossroads Circle
Waukesha, Wisconsin 53186

Gentlemen:                              Re:   Registration Statement on Form S-3

         We have acted as counsel for Criticare Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration of 1,055,000 shares (the "Shares") of its $.04 par value common stock at the request of Paresco, Inc. ("Paresco"). The Shares equal approximately 175% of the number of shares issuable to Paresco upon its conversion of certain Convertible Debentures issued to it by the Company on January 31, 1997, assuming all of the principal and interest on the Convertible Debentures were converted on the date hereof.

         In such capacity we have examined, among other documents, the Restated Certificate of Incorporation of the Company, as amended, a certificate of good standing issued by the Secretary of State of the State of Delaware and the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the sale by Paresco of the Shares. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that:

         1. The Company is a corporation existing in good standing under the laws of the State of Delaware.

         2. The shares issued upon valid conversion of the Convertible Debentures will be legally issued, fully-paid and nonassessable, except as set forth in Wisconsin Statutes section 180.0622(2)(b) as interpreted.

         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-3.

                                       REINHART, BOERNER, VAN DEUREN,
                                         NORRIS & RIESELBACH, s.c.

                                       BY  /s/ Albert S. Orr
                                         ----------------------------
                                           Albert S. Orr